UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                 FORM 8-K

                              CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2002


                           EMC INSURANCE GROUP INC.
             ----------------------------------------------------
            (Exact name of registrant as specified in its charter)


            Iowa                         0-10956             42-623455
-------------------------------       ------------        ---------------
(State or other jurisdiction of       (Commission        (I.R.S. Employer
       incorporation)                 File Number)      Identification No.)


 717 Mulberry Street, Des Moines, Iowa                           50309
--------------------------------------                         --------
(Address of principal executive office)                       (Zip Code)

                                (515) 280-2902
               --------------------------------------------------
              (Registrant's telephone number, including area code)

Item 5. Other Events

     On July 18, 2002, EMC Insurance Group Inc. issued the following press release announcing a second quarter security impairment write down.

     DES MOINES, Iowa (July 18, 2002) - EMC Insurance Group Inc. (Nasdaq/NM:EMCI) today announced that it will recognize a $3.8 million security impairment write down of MCI Communications Corporation corporate bonds in the second quarter of 2002. MCI Communications Corporation is owned by WorldCom Inc., whose corporate bonds were downgraded to junk status in May when it reported the detection of accounting irregularities. The MCI bonds are supported by the assets of MCI; however, the magnitude of the WorldCom collapse has cast doubt on the prospect of collecting the entire principal and interest payments due the company. As a result, the company has determined that the recent decline in market value of the MCI bonds is "other than temporary." The net effect of this action will be a decline in second quarter net income of approximately $0.22 per share.

     The company will release second quarter financial information on August 1, 2002.

     EMC Insurance Group Inc., the publicly-held insurance holding company of EMC Insurance Companies, owns subsidiaries with operations in property and casualty insurance and reinsurance. EMC Insurance Companies is one of the largest property and casualty groups in Iowa and among the top 60 insurance groups nationwide. For more information, visit our website www.emcinsurance.com.

     The Private Securities Litigation Reform Act of 1995 provides issuers the opportunity to make cautionary statements regarding forward-looking statements. Accordingly, any forward-looking statement contained in this report is based on management's current expectations and actual results of the Company may differ materially from such expectations. The risks and uncertainties that may affect the actual results of the Company include but are not limited to the following: catastrophic events and the occurrence of significant severe weather conditions; state and federal legislation and regulations; rate competition; changes in interest rates and the performance of financial markets; the adequacy of loss and settlement expense reserves, including asbestos and environmental claims; rate agency actions and other risks and uncertainties inherent to the Company's business.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    EMC INSURANCE GROUP INC.
                                    Registrant




                                    /s/  Bruce G. Kelley
                                    -----------------------------------
                                    Bruce G. Kelley
                                    President & Chief Executive Officer




                                    /s/ Mark Reese
                                    -----------------------------------
                                    Mark Reese
                                    Vice President and
                                    Chief Financial Officer


Date:  July 18, 2002